                                                                    EXHIBIT 10.7

                           THE MARK WINKLER COMPANY

                          Reston International Center
              11800 Sunrise Valley Drive, Reston Virginia 20191
                            Telephone 703 758 4900


Mr. Daniel Gonzalez                                    March 2, 1999
Ms. Theresa Ward
The Staubach Company
8000 Towers Crescent Drive
Suite 1100
Vienna, VA  22182

RE: LETTER OF INTENT BETWEEN NETWORK ACCESS SOLUTIONS, INC. AND TRANSDULLES CENTER INC. TO LEASE THE ENTIRE BUILDING AT 22601 DAVIS DRIVE, STERLING VIRGINIA.

Dear Dan and Theresa:

     This constitutes a good faith, but expressly non-binding, Letter Of Intent offer submitted to Network Access Solutions, Inc. (the "Tenant") to lease the entire building located at 22601 Davis Drive, Sterling, Virginia, (the "Building").

     Subject to our mutual agreement on all relevant lease provisions, including the matters set forth below, Tenant intends to enter into a written lease agreement with the landlord, TransDulles Center, Inc., (the "Landlord"), for all of the rentable space in the Building. Tenant shall, upon acceptance of this Letter of Intent, enter immediately into good faith negotiations with the goal of finalizing and executing a written lease agreement at the earliest possible opportunity.

     Before entering into formal lease negotiations, Tenant hereby agrees to the following basic terms and conditions.

     ______________________________________________

1.  THE DEMISED PREMISES:
-------------------------

     The premises to be leased by Tenant shall consist of the entire Building comprising approximately 61,500 rentable square feet of contiguous office and warehouse space (the "Demised Premises")

2.  LEASE COMMENCEMENT DATE:
----------------------------

     The lease term for the Demised Premises shall commence on or about the later of i) April 1, 1999 or ii) within approximately thirty (30) days of lease execution by Tenant.

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3.  RENT COMMENCEMENT DATE:
---------------------------

     The Rent Commencement Date shall be the same date as the Lease Commencement Date. Notwithstanding the foregoing, Tenant will have the right to access the Demised Premises during the fifteen (15) day period which immediately precedes the Lease Commencement Date for the sole purpose of installing telecommunications equipment, specialty equipment, and related Tenant personality without incurring the obligation to pay rent or other consideration.

4.  LEASE TERM:
---------------

     The Lease Term shall be for a period of five (5) years from the Lease Commencement Date (the "Lease Term").

5.  BASE RENT FOR THE DEMISED PREMISES:
---------------------------------------

     The Base Rent for the Demised Premises delivered in its existing "as is" condition shall be at the initial annual rate of Seven Dollars and Fifty Nine Cents ($7.59) per each rentable square foot of space leased on a Triple Net basis (hereafter referred to as the "Base Rent").

6.  BASE RENTAL RATE ESCALATIONS:
---------------------------------

     Commencing on the first day of the second (2nd) lease year and continuing on each anniversary thereof, the triple net portion of the Base Rent only will be increased by three percent (3.0%).

7.  CONDITION OF DEMISED PREMISES:
----------------------------------

     Landlord shall deliver the Demised Premises to Tenant in its existing "as is" condition.

8.  RENEWAL OPTION FOR DEMISED PREMISES:
----------------------------------------

     Tenant shall have the right to renew the lease for the Demised Premises for one (1) additional three (3) year renewal term (the "Renewal Option"), at a rental rate equal to the then prevailing market rental as determined by Landlord. Tenant will provide written notice to Landlord of its intent to exercise such Renewal Option, not less than nine (9) months' prior to the scheduled expiration of the Lease Term. Such Renewal Option will apply to the entire Demised Premises only.

9.  REAL ESTATE TAXES & OPERATING EXPENSES:
-------------------------------------------

     Tenant shall pay its proportionate share of pass-throughs of real estate taxes, insurance, landscaping services, snow removal, common area charges, building repairs and maintenance and management charges. Landlord estimates said costs to be approximately $1.90 per square foot. Landlord will continue to maintain the building exterior, roof and down spouts. Tenant shall be responsible for the direct payment of janitorial services, trash removal and all utility bills to the utility company providing such service to the Building (e.g., electric and gas).

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10.  LANDLORD'S OBLIGATION TO PAY FEES TO THE STAUBACH COMPANY:
---------------------------------------------------------------

      Landlord shall pay brokerage commissions to the Staubach Company as the representative of Tenant in the amount of three percent (3.0%) of the aggregate lease value exclusive of all scheduled lease escalators per paragraph 6 above, Such commissions shall be paid in accordance with a separate agreement between The Staubach Company and Landlord. Tenant hereby represents that it has dealt with no brokers or agents in connection with this Letter of Intent other than The Mark Winkler Company and the Staubach Company. As part of its preparation of this Letter of Intent, Landlord has made no allowance or provision for the payment of brokerage commissions or fees to anyone other than the Mark Winkler Company and The Staubach Company. Tenant agrees to indemnify and hold harmless Landlord from any claims for a commission or fee arising from this Letter of Intent.

11.  DEPOSIT:
-------------

      Upon lease execution, Tenant will deliver to Landlord a security deposit equal to one (1) months' Base Rent, to be held by Landlord over the full Lease Term and any extensions thereof. Such security deposit will be returned to Tenant at the end of the Lease Term less all or that portion properly retained by Landlord as reimbursement for an uncured Tenant default under the Lease.

12.  ASSIGNMENT/SUBLETTING:
---------------------------

i.)   At all times during the Lease Term and during all renewal periods, Tenant shall have the right to sublease all or any portion of the Demised Premises, or to assign all of its leasehold rights, to any subsidiary or affiliate of Tenant, without Landlord's approval and Tenant shall be entitled to retain 100% of profits, if any, resulting therefrom. In such event, Tenant shall remain fully liable for the performance of all terms and conditions under the lease.

ii.) Tenant shall not sublet any portion of the Demised Premises to any other entity without the express prior written permission of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall be entitled to retain 50% of any net sublease profits after first deducting the straight-line amortization of the sublease term of all direct and actual costs incurred by Tenant related to such subleasing. Notwithstanding the foregoing, in the event of approval of such subleasing by Landlord, Tenant shall remain fully liable for the performance of all terms and conditions under the lease.

13.  ANTENNA AND GENERATORS RIGHTS
----------------------------------

      At all times during the Lease Term and during subsequent renewal terms, Tenant shall have the right to place up to three (3) antennas on the roof of the Building and one (1) back-up generator on the Property without additional charge or cost, subject to the approval of a.) Landlord for issues related to structural integrity of the Building and avoiding an unsightly installation and appearance, and b.) any and all required governmental authorities. All costs

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expenses associated the installation, maintenance and removal of the antenna(s)
and generator shall be the sole responsibility of the Tenant.

14.  SIGNAGE RIGHTS OF TENANTS
------------------------------

      Tenant, at its sole cost and expense, will have the right to have one (1) sign or logo placed on the top portion of the Building facade. All such signage shall be designed and installed in accordance with all local laws and ordinances and shall be subject to Landlord's approval.

15.  AGREEMENT ON THE CESSATION OF NEGOTIATIONS WITH THIRD PARTIES:
-------------------------------------------------------------------

      Upon the mutual execution of this Letter to Intent, Tenant shall deposit with Landlord the sum of $25,000 as a good faith deposit that Tenant shall cease negotiations with other properties and proceed expeditiously towards the execution of a lease. By accepting the good faith deposit, Landlord shall cease negotiations with all current and potential interested third parties for a period of thirty (30) days from the date this Letter of Intent is fully executed, other than Tenant. Such deposit, upon full execution of a lease, shall be applied to the mutually agreed upon security deposit or first months rent. If Tenant terminates negotiations with Landlord, the good faith deposit shall become the property of Landlord.

               **************************************************


In closing, we look forward to completing this transaction with you as expediently as possible.

Very truly yours,

/s/ Scott D. Rabin

Scott D. Rabin
Director


                               AGREED & ACCEPTED:



NETWORK ACCESS SOLUTIONS, INC.                  TRANSDULLES CENTER, INC.


BY:  /s/ Scott Yancey                           BY: _________________________

TITLE:  CHIEF FINANCIAL OFFICER                 TITLE: ______________________

DATE:  March 2, 1999                            DATE: _______________________

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